Exhibit 4.5

EXECUTION COPY

IHOP FRANCHISING, LLC
IHOP IP, LLC

Series 2007-1 Fixed Rate Term Notes

Purchase Agreement

March 8, 2007

Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

IHOP Franchising, LLC, a Delaware limited liability company (the “Issuer”) and IHOP IP, LLC, a Delaware limited liability company (the “Co-Issuer”, and together with the Issuer, the “Co-Issuers”), each of which is an indirect wholly-owned subsidiary of IHOP Corp., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to issue and sell to Goldman, Sachs & Co. (the “Purchaser”) an aggregate of $175,000,000 principal amount of the Notes specified above (the “Securities”).  Capitalized terms used but not defined herein have the meanings specified in the Offering Circular (as defined below).

1.                                       Each of the Company and the Co-Issuers, jointly and severally, represents and warrants to, and agrees with, the Purchaser that:

(a)                                  A preliminary base offering circular, dated March 6, 2007 (as supplemented by the preliminary supplemental offering circular, dated March 6, 2007, (the “Preliminary Offering Circular”) and a base offering circular, dated March 8, 2007 (as supplemented by the supplemental offering circular, dated March 8, 2007, the “Offering Circular”), have been prepared in connection with the offering of the Securities.  The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to the “Pricing Circular”.  Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include any Additional Co-Issuer Information (as defined in Section 5(f)) furnished by the Co-Issuers prior to the completion of the distribution of the Securities.  The Preliminary Offering Circular or the Offering Circular

                                                and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company and the Co-Issuers by the Purchaser expressly for use therein;

(b)                                 For the purposes of this Agreement, the “Applicable Time” is 1:20 pm (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each such Co-Issuer Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Co-Issuer Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company and the Co-Issuers by the Purchaser expressly for use therein;

(c)                                  Neither the Company nor any of its subsidiaries (including the Co-Issuers) has sustained since the date of the latest audited financial statements included in the Pricing Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular; and, since the respective dates as of which information is given in the Pricing Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (including the Co-Issuers) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company or any of its subsidiaries (including the Co-Issuers), otherwise than as set forth or contemplated in the Pricing Circular;

(d)                                 The Issuer and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in (or are described as being permitted in) the Pricing Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuer and its subsidiaries; and any real property and buildings held under lease by each the Issuer and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Issuer and its subsidiaries;

(e)                                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Issuer (other than the Co-Issuer) has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization;

(f)                                    Each Co-Issuer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (limited liability company and other) to own its properties and conduct its business as described in the Pricing Circular, and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of each Co-Issuer has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization;

(g)                                 The Company has an authorized capitalization as set forth in the Pricing Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or issued membership interests of each subsidiary of the Company (other than the Co-Issuers) have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(h)                                 Each Co-Issuer has an authorized capitalization as set forth in the Pricing Circular, and all of the issued membership interests of each of the Co-Issuers have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or issued membership interests of each subsidiary of the Issuer (other than the Co-Issuer) have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the applicable Co-Issuer, free and clear of all liens, encumbrances, equities or claims;

(i)                                     The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of each of the Co-Issuers entitled to the benefits provided by the base indenture, dated as of March 16, 2007, and the series supplemental indenture thereto relating to the Securities to be dated as of March 16, 2007 (together, the “Indenture”) by and among the Co-Issuers and Wells Fargo Bank, National Association, as trustee (the “Trustee”), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Co-Issuers and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular and will be in substantially the form previously delivered to you;

(j)                                     As of the Closing Date, the Co-Issuers will have (i) no employees, (ii) no outstanding indebtedness for borrowed money and (iii) no material liabilities of any kind other than as described or contemplated in the Pricing Disclosure Package and the Offering Circular.

(k)                                  None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(l)                                     Prior to the date hereof, neither the Company nor any of its affiliates (including the Co-Issuers) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Co-Issuers in connection with the offering of the Securities;

(m)                               The issue and sale of the Securities and the compliance by the Co-Issuers and their respective affiliates, as applicable, with all of the provisions of the Securities, the Indenture, the Transaction Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries (including the Co-Issuers) is a party or by which the Company or any of its subsidiaries (including the Co-Issuers) is bound or to which any of the property or assets of the Company or any of its subsidiaries (including the Co-Issuers) is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, Certificate of Formation, By-laws or Limited Liability Company Agreement or similar documents (together, the “Constituent Documents”) of the Company or the Co-Issuers or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries (including the Co-Issuers) or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company,  the Co-Issuers and their respective subsidiaries of the transactions contemplated by this Agreement, the Indenture or the Transaction Documents except any such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchaser;

(n)                                 Neither the Company nor any of its subsidiaries (including the Co-Issuers) is in violation of their respective Constituent Documents or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(o)                                 The statements set forth (i) in the supplemental offering circular forming part of the Pricing Circular and the Offering Circular under the caption “Description of Principal Terms of the Offered Notes”, insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Description of the Insurance Agreement and the Insurance Policy”, “Summary of Certain Agreements”, “Certain Legal Aspects of the Franchise Assets”, “Certain U.S. Federal Income Tax Consequences”, “Certain ERISA Considerations”, “Plan of Distribution for the Offered Notes” and “Transfer Restrictions”, insofar as they purport to describe the provisions of the laws and documents referred to therein; and (ii) in the base offering circular forming part of the Pricing Circular and the Offering Circular under the captions “Certain Relationships and Related-Party

                                                Transactions”, “Description of the Securitization Entities and IHOP Holdings and their Charter Documents”, “The Restructuring”, “Description of the Servicer and Servicing of the Franchise Assets, the Real Estate Assets and the IP Assets”, “Description of the Notes”, “Description of the Base Indenture”, “Description of the IP License”, “Description of the Asset Transfer Agreements”, “Description of the Credit Agreements”, “Certain Legal Aspects of the Franchise Assets”, “Certain U.S. Federal Income Tax Consequences”, “Certain ERISA Considerations”, “Transfer Restrictions”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(p)                                 Other than as set forth in the Pricing Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries (including the Co-Issuers) is a party or of which any property of the Company or any of its subsidiaries (including the Co-Issuers) is the subject which, if determined adversely to the Company or any of its subsidiaries (including the Co-Issuers), would individually or in the aggregate have a material adverse effect on the current or future financial position, members’ equity or results of operations of the Company or any of its subsidiaries (including the Co-Issuers); and, to the best of each of the Company’s or the Co-Issuers’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q)                                 As to each Franchise Asset:  (i) the information pertaining to the related Franchise Documents described in the base offering circular forming part of the Pricing Circular and the Offering Circular is true and correct in all material respects as of the Cut-Off Date, and since the Cut-Off Date there has been no modification to any Franchise Asset which would have a material adverse effect on the economic value of such Franchise Asset taken as a whole as of the Cut-Off Date; (ii) all federal, state, local and foreign laws, rules and regulations, including, without limitation, those relating to usury, truth-in-lending, franchise regulatory statutes (including licensing requirements) and the offer and sale of securities or franchises, applicable to such Franchise Asset, have been complied with in all material respects; (iii) the Issuer or the Co-Issuer, as applicable, owns full and legal and equitable title to such Franchise Asset, free and clear of any material lien in favor of any other person except for the lien created pursuant to the Indenture; (iv) each Franchise Document has been duly authorized, executed and delivered and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; (v) the Servicer has all of the rights, properties and assets necessary to permit the Servicer to service such Franchise Asset in the manner contemplated by the Servicing Agreement; (vi) each Franchise Document was originated in material compliance with the guidelines in place at the time of origination; (vii) except with respect to certain remodeling and promotional credits  granted to the related franchisee in the ordinary course of business, the related franchisee has no defense or set-off rights with respect to its obligation under the related Franchise Document; and (viii) except as set forth in the relevant Transaction Documents, no Franchise Document is with a franchisee that is delinquent on its Franchise Payments thereunder as of the related Payment Date or Weekly Allocation Date on which they were due;

(r)                                    As of the Closing Date, the Co-Issuer, through ownership of the IP Assets or its rights in respect of the IP Assets pursuant to the IP License, will own and/or have the right to use all intellectual property necessary for it to operate the franchise system and conduct its business as described in the Pricing Circular and the Offering Circular;

(s)                                  Each of the Company and the Co-Issuers has filed prior to the date hereof all income tax returns of any jurisdiction which, to the knowledge of its respective officers, are required to be filed and has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, other than any such taxes or assessment the amount, applicability or validity of which is being contested by the relevant company in good faith and for which appropriate reserves have been established;

(t)                                    Each of the Company and the Co-Issuers is solvent and will not be rendered insolvent by the Restructuring or the issuance of the Securities and, after giving effect to the Restructuring and the issuance of the Securities, none of the Company, the Co-Issuers or the Servicer will be left with an unreasonably small amount of capital with which to engage in its business, nor does any of the Company, the Co-Issuers or the Servicer intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature.  None of the Company, the Co-Issuers and the Servicer contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of itself or any of its assets;

(u)                                 The Company and its subsidiaries (including the Co-Issuers) possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Pricing Circular and the Offering Circular, and neither the Company nor any of its subsidiaries (including the Co-Issuers) has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course;

(v)                                 At such time as each item of Collateral is transferred to the Trustee for the benefit of the holders of the Securities and the Insurer pursuant to the Indenture, and for so long as such Collateral remains subject to the Indenture, such Collateral shall be free and clear of any liens, claims, charges, encumbrances, restrictions on transferability or any other interest of any person except for the lien created under the Indenture.  The Trustee has, and will at all times until the release thereof in accordance with the terms and conditions of the Indenture have, a valid and perfected, first priority security interest in the Collateral for the benefit of the holders of the Securities and the Insurer pursuant to the Indenture;

(w)                               The Company and each of its subsidiaries (including the Co-Issuers) have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against at least such losses and risks as are customary for companies engaged in the family dining restaurant business;

(x)                                   When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the “Act”)) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(y)                                 This Agreement has been duly authorized, executed and delivered by each of the Company and the Co-Issuers;

(z)                                   Each of the Transaction Documents to which the Company or either of the Co-Issuers is a party has been duly authorized by the Company or the applicable Co-Issuer, as the case may be, and, when executed and delivered, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(aa)                            None of the Company and the Co-Issuers is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(bb)                          Neither of the Co-Issuers nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act, or, with respect to Securities sold outside the United States to non-U.S. Persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and each of the Co-Issuers, any affiliate of the Co-Issuers and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902;

(cc)                            Within the preceding six months, except as set forth in the Pricing Circular and the Offering Circular, neither of the Co-Issuers nor any other person acting on its or their behalf has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchaser hereunder.  The Co-Issuers will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any “U.S. Person” (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by either of the Co-Issuers, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Co-Issuers by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. Persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

(dd)                          Each of the Co-Issuers reasonably believes that, based upon discussions with the Purchaser, the representations and covenants of the Purchaser hereunder, the restrictions on the sale of the Securities as described herein and other factors which the Co-Issuers and their counsel have taken into consideration, all purchasers and initial transferees of the Securities will be “qualified purchasers” within the meaning of Section 2(a)(51) of the Investment Company Act (“QPs”) for purposes of Section 3(c)(7) of the Investment Company Act that are also, in the case of any such purchaser or transferee that is a U.S. Person, qualified institutional buyers as defined in Rule 144A under the Act (“QIBs”);

(ee)                            The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officers and principal financial officers, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in their respective internal control over financial reporting;

(ff)                                Since the date of the latest audited financial statements included in the Pricing Circular, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(gg)                          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(hh)                          Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

(ii)                                  Ernst & Young LLP, which has audited certain financial statements of the Co-Issuers and their respective subsidiaries is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

2.                                       Subject to the terms and conditions herein set forth, each of the Co-Issuers agrees, jointly and severally, to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Co-Issuers, at a purchase price of 99.9996% of the principal amount thereof, plus accrued interest, if any, from March 16, 2007 to the Time of Delivery hereunder, the principal amount of Securities set forth in the introductory paragraph of this Agreement.

3.                                       Upon the authorization by you of the release of the Securities, the Purchaser proposes to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and the Purchaser hereby represents and warrants to, and agrees with the Company and each of the Co-Issuers that:

(a)                                  It will offer and sell the Securities only to: (i) persons who it reasonably believes are QIBs within the meaning of Rule 144A under the Act who are also QPs in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

(b)                                 It is an “institutional accredited investor” within the meaning of Rule 501 under the Act and a QP; and

(c)                                  It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

4.                                       (a)           The Securities to be purchased by the Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Co-Issuers with The Depository Trust Company (“DTC”) or its designated custodian.  The Co-Issuers will deliver the Securities to the Purchaser, for the account of the Purchaser, against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of the Purchaser at DTC.  The Co-Issuers will cause the certificates representing the Securities to be made available to the Purchaser for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Skadden Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (the “Closing Location”).  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on March 16, 2007 or such other time and date as the Purchaser and the Co-Issuers may agree upon in writing.  Such time and date are herein called the “Time of Delivery”.

(b)                                 The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchaser pursuant to Section 8(l) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian), all at the Time of Delivery.  A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                       Each of the Company and the Co-Issuers, jointly and severally, agrees with the Purchaser:

(a)                                  To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)                                 Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith none of the

                                                Company or the Co-Issuers shall be required to (i) qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or (ii) to file a registration statement or prospectus in any jurisdiction;

(c)                                  To furnish the Purchaser with written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to the Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)                                 During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder any securities of either of the Co-Issuers that are substantially similar to the Securities without your prior written consent;

(e)                                  Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)                                    At any time when either of the Co-Issuers is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Co-Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g)                                 To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Co-Issuers and their consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Co-Issuers and their respective subsidiaries for such quarter in reasonable detail;

(h)                                 During the period of two years after the Time of Delivery, the Co-Issuers will not, and will not permit any of their respective “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(i)                                     To use the net proceeds received by the Issuer, on behalf of itself and the Co-Issuer, from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”.

6.                                       (a)           (i)            Each of the Company and the Co-Issuers represents and agrees, jointly and severally, that, without the prior consent of the Purchaser, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Co-Issuer Supplemental Disclosure Document”);

(ii)                                  the Purchaser represents and agrees that, without the prior consent of the Co-Issuers, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii)                               any Co-Issuer Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Co-Issuers and the Purchaser is listed on Schedule I(b) hereto;

7.                                       Each of the Company and the Co-Issuers, jointly and severally, covenants and agrees with the Purchaser that the Co-Issuers will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Co-Issuers’ counsel and accountants in connection with the issue of the Securities conversion and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any

                                                amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchaser and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the other Transaction Documents, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchaser in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchaser will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers they may make.

8.                                       The obligations of the Purchaser hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Co-Issuers herein are, at and as of the Time of Delivery, true and correct, the condition that the Co-Issuers shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  Cadwalader, Wickersham & Taft LLP, counsel for the Purchaser, shall have furnished to you such opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to such matters of as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)                                 Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Co-Issuers, and Mark D. Weisberger, General Counsel to the Company shall have furnished to you their written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you; provided, however, that the condition set forth in this clause (b) with respect to the delivery by Skadden, Arps, Slate, Meagher & Flom LLP of an opinion as of the Applicable Time with respect to the Preliminary Offering Circular or any other part of the Pricing Disclosure Package not including any untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading shall not apply in the event (any such event, a “Time of Sale Event”) that there have been material changes, other than with respect to the addition of the information contained in Schedule II hereto or other pricing information, between the Preliminary Offering Circular and the Pricing Disclosure Package on the one hand and the Offering Circular, which, in the reasonable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, would prohibit delivery of such opinion as of the Applicable Time;

(c)                                  Laura Kegg, Esq., Counsel to the Insurer, shall have furnished to you their written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you;

(d)                                 On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e)                                  (i)            Neither the Company nor any of its subsidiaries (including the Co-Issuers) shall have sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular there shall not have been any change in the capital stock or long-term debt of the Company or any its subsidiaries (including the Co-Issuers) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (including the Co-Issuers), otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(f)                                    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s or the Co-Issuers’ debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Co-Issuers’ debt securities;

(g)                                 On or after the Applicable Time there shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(h)                                 The Restructuring shall have been completed;

(i)                                     All of the Transaction Documents that are required to be executed by the Closing shall have been executed and delivered; and

(j)                                     Each of the Company and the Co-Issuers shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Co-Issuers satisfactory to you as to the accuracy of the representations and warranties of the Company and the Co-Issuers herein at and as of such Time of Delivery, as to the performance by the Company and the Co-Issuers of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (e), (h) and (i) of this Section and as to such other matters as you may reasonably request.

9.                                       (a)         Each of the Company and the Co-Issuers, jointly and severally, will indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, any offering, roadshow and marketing materials relating to the Securities (the “Additional Offering Materials”), or any amendment or supplement thereto, any Co-Issuer Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that none of the Company or the Co-Issuers shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, the Additional Offering Materials, or any such amendment or supplement, or any Co-Issuer Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company and the Co-Issuers by the Purchaser expressly for use therein.

(b)                                 The Purchaser will indemnify and hold harmless each of the Company and the Co-Issuers against any losses, claims, damages or liabilities to which the Company or the Co-Issuers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, the Additional Offering Materials or any amendment or supplement thereto, or any Co-Issuer Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, the Additional Offering Materials, or any such amendment or supplement, or any Co-Issuer Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company and the Co-Issuers by the Purchaser expressly for use therein; and will reimburse each of the Company and the Co-Issuers for any legal or other expenses reasonably incurred by each of the Company and the Co-Issuers in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Co-Issuers on the one hand and the Purchaser on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Co-Issuers on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Co-Issuers on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Co-Issuers bear to the total underwriting discounts and commissions received by the Purchaser, in each case as set forth in the Offering Circular.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Co-Issuers on the one hand or the Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Each of the Company and the Co-Issuers, jointly and severally, and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(e)                                  The obligations of the Company and the Co-Issuers under this Section 9 shall be in addition to any liability which the Company and the Co-Issuers may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Act; and the obligations of the Purchaser under this Section 9 shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Co-Issuers and to each person, if any, who controls the Company or the Co-Issuers within the meaning of the Act.

10.                                 The respective indemnities, agreements, representations, warranties and other statements of the Company, the Co-Issuers and the Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchaser or any controlling person of the Purchaser, the Company, or the Co-Issuers, or any officer or director or controlling person of the Company, the Co-Issuers, and shall survive delivery of and payment for the Securities.

11.                                 If for any reason, the Securities are not delivered by or on behalf of the Co-Issuers as provided herein, each of the Company and the Co-Issuers agree, jointly and severally, to reimburse the Purchaser through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchaser in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Co-Issuers shall then be under no further liability to the Purchaser except as provided in Sections 7 and 9 hereof.

12.                                 All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchaser shall be delivered or sent by mail, telex or facsimile transmission to you at One New York Plaza, 42nd Floor, New York, New York 10004, Attention:  Registration Department; and if to the Company or the Co-Issuers shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company or the Co-Issuers set forth in the Offering Circular.

                                                Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.                                 This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser, the Company, the Co-Issuers and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, the Co-Issuers and each person who controls the Company, the Co-Issuers or the Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from the Purchaser shall be deemed a successor or assign by reason merely of such purchase.

14.                                 Time shall be of the essence of this Agreement.

15.                                 Each of the Company and the Co-Issuers acknowledges and agrees, jointly and severally, that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between each of the Co-Issuers, on the one hand, and the Purchaser, on the other, (ii) in connection therewith and with the process leading to such transaction the Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or the Co-Issuers, (iii)  the Purchaser has not assumed an advisory or fiduciary responsibility in favor of the Company or the Co-Issuers with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Purchaser has advised or is currently advising the Company or the Co-Issuers or any of their respective affiliates on other matters) or any other obligation to the Company or the Co-Issuers except the obligations expressly set forth in this Agreement and (iv) the Company and the Co-Issuers have consulted their own legal and financial advisors to the extent it deemed appropriate.  Each of the Company and the Co-Issuers agrees, jointly and severally, that it will not claim that the Purchaser, or any of its affiliates, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company and the Co-Issuers, in connection with such transaction or the process leading thereto.

16.                                 This Agreement supersedes all prior agreements and understandings (whether written or oral) by and among the Company, the Co-Issuers and the Purchaser, or any of them, with respect to the subject matter hereof.

17.                               This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.                                 Each of the Company, the Co-Issuers and the Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.                                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

20.                                 Notwithstanding anything herein to the contrary, the Company, the Co-Issuers (and the Company and the Co-Issuers’ employees, representatives, and other agents, as applicable) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Co-Issuers relating to that treatment and structure, without the Purchaser’ imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchaser, this letter and such acceptance hereof shall constitute a binding agreement by and among each of the Purchaser, the Company and the Co-Issuers.

Very truly yours,

IHOP Corp.

		By:	/s/ MARK D. WEISBERGER
Name: Mark D. Weisberger
Title: Vice President

IHOP Franchising, LLC

		By:	/s/ MARK D. WEISBERGER
Name: Mark D. Weisberger
Title: Vice President

IHOP IP, LLC

		By:	/s/ MARK D. WEISBERGER
Name: Mark D. Weisberger
Title: Vice President

Accepted as of the date hereof:

Goldman, Sachs & Co.

By	/s/ CURTIS PROBST
(Goldman, Sachs & Co.)

SCHEDULE I

(a)                                  Additional Documents Incorporated by Reference:  None.

(b)                                 Approved Supplemental Disclosure Documents:  None.

SCH I-1

SCHEDULE II

Title of Purchased Securities:	Series 2007-1 Fixed Rate Term Notes

Aggregate Principal Amount Offered:	$175,000,000

Price to Public:	99.9996%

Settlement Date:	March 16, 2007

Managing Underwriter:	Goldman, Sachs & Co.

Purchase Price by Underwriter:	99.9996%

Maturity Date:	March 20, 2037

Interest Rate:	5.144%

Interest Payment Dates:	On the 20th day of each month, commencing April 20, 2007

SCH II-1

ANNEX I

(1)                                  The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act.  The Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act (provided that such sales are made to offerees who are also QPs).  Accordingly, the Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S.  The Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A (provided that such sales under Rule 144A are made to offerees who are also QPs)), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. Persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available (provided that such sales under Rule 144A are made to offerees who are also QPs)) under the Securities Act.  Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

The Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Co-Issuers.

(2)                                  Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchaser in the United States and to U.S. Persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

(3)                                  The Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will

Annex I-1

                                                result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.  The Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.  The Purchaser agrees to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and to issue any circular relating to the Securities only at its own risk and expense.

Annex I-2